UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):  August 20, 2001

Intacta Technologies Inc.
 (Exact name of registrant as specified in its charter)

Nevada	0-30467	58-2488071

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

945 East Paces Ferry Road Suite 1445 Atlanta, GA 30326-1372

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (404) 880-9919

Item 7         Financial Statements and Exhibits

(c)     Exhibits:

 1.       Press Release of the Company dated August 20, 2001
 Item 9.         Regulation FD Disclosure

On August 20, 2001, INTACTA Technologies Inc. announced the opening of their beta test program for a suite of communication products designed to address HIPAA Safe Harbor requirements for the sharing of patient information. The client/server based applications utilize the INTACTA.CODE data encoding and decoding engines to securely share patient information among Physicians Practices, Hospitals, Payors and Clearing Houses across any transmission medium while simultaneously supporting HIPAA de-identification standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Intacta Technologies Inc.

Date: August 22, 2001	By: /s/ Sandra Buschau

Sandra Buschau
Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press release issued August 20, 2001